EXHIBIT 99.1

Initial Clinical Results of Needle-Free Delivery of Antigens to

Ultrasound Pre-treated Skin

Daniel Libraty, MD1 and Shikha P. Barman, PhD2

1 Center for Infectious Diseases & Vaccine Research, University of Massachusetts Medical School, Worcester, MA;

2 Transdermal Drug & Vaccine Delivery, Sontra Medical, Franklin, MA 02038

INTRODUCTION

As defined by global health organizations, a major issue confounding successful mass immunization is the lack of availability of safe, user-friendly needle-free vaccine delivery systems. Needle-based delivery systems pose risks of transmission of blood-borne pathogens due to needle reuse, accidental sticks and improper disposal. Thus, research and development efforts targeting needle-free vaccine delivery have been at the cutting edge in this millennium.

Epicutaneous immunization, or topical application on skin, harnesses Langerhans cells naturally present in abundance in the epidermis (400-1000 per mm2) to initiate potent primary immune responses to invading antigens. However, delivery into the skin is confounded by the skin’s hydrophobic barrier function, preventing large, water-soluble macromolecules from penetrating efficiently into the skin. Thus, one critical goal that would ensure the success of skin immunization is to develop a controlled method of skin permeation.

Herein, we present a novel method to non-invasively, painlessly and efficiently permeate the skin using a low frequency ultrasound device (SonoPrep®), prior to topical application of a vaccine-related antigen.

We report data from a clinical study of 20 volunteers that determined the feasibility of eliciting delayed-type hypersensitivity (DTH) responses to recall antigens placed on skin permeated with SonoPrep.

PURPOSE OF THIS STUDY

1.	Demonstrate safety of delivering vaccine-related antigens (tetanus toxoid, Candida albicans) to SonoPrep-treated skin.

2.	Demonstrate antigen-specific immunogenicity to tetanus toxoid and Candida albicans, when antigens are applied to SonoPrep-treated skin.

SONOPREP® CREATES MICRO-CONDUITS IN THE STRATUM CORNEUM THAT LAST 24 HOURS

1.	Uses low frequency ultrasound (55 kHz)

2.	Controlled Skin Permeation, modulated by skin type

3.	Rapid (8-20 seconds)

4.	Painless

5.	Measures skin conductivity during permeation

6.	Auto shut off after optimal permeation is achieved

SURFACE CHARACTERIZATION OF SONOPREP®-TREATED SKIN BY SCANNING CONFOCAL MICROSCOPY

Control Skin Surface

SonoPrep Treated Skin

DEPTH CHARACTERIZATION

Control Skin

SonoPrep Treated Skin

(Ref: personal communication, Rox Anderson, MD, Wellman Lab)

•	For SonoPrep treated skin, pore size diameter 50-75 µm, pore depth ~10-40 µm

•	Lipid organization is disrupted by SonoPrep pre-treatment

•	Appropriate for vaccine delivery, depth of pores reach the epidermal layer, where a high density of Langerhans cells exist.

CLINICAL STUDY DESIGN

•	IRB Approved.

•	Written informed consent by volunteers

•	Random assignment of adult volunteers into two groups.

1.	Control Group: Intradermal injection of standard doses of tetanus toxoid and Candida albicans (0.1 ml, 1 site/antigen, left volar forearm).

2.	Study Group: Topical application of identical doses of the same recall antigens over ultrasound-permeated skin sites (1 site/ antigen, left volar forearm).

•	Outcomes:

1.	Assessment of Safety and Reactogenicity

2.	Assessment of Immunogenicity by measurement of skin indurations, 48 and 96 hours after application of the antigen.

RESULTS: SAFETY AND REACTOGENICITY

•	1 subject in the intradermal group had an immediate-type hypersensitivity reaction to the tetanus toxoid (likely Type III) and was excluded from further analysis of tetanus induration. The volunteer had a similar reaction previously that had been attributed to antibiotics rather than tetanus toxoid.

•	1 subject in the intradermal group had a large DTH reaction to tetanus that obscured the Candida site and was excluded from further analysis of Candida induration.

•	Among the 10 volunteers who received the recall antigens topically via SonoPrep®, there were no serious adverse events. In 1/10, the computer algorithm did not assess skin conductivity correctly and the volunteer sustained mild thermal injury to the skin, which self-resolved. All other volunteers reported either no sensation, or only mild tingling or mild erythema at the site of ultrasound skin permeation that resolved quickly.

RESULTS: SKIN INDURATIONS (MM) TO TETANUS TOXOID

	INTRADERMAL				SONOPREP®
	48 h tetanus x-dim	48 h tetanus y-dim	96 h tetanus x-dim	96 h tetanus y-dim	48 h tetanus x-dim	48 h tetanus y-dim	96 h tetanus x-dim	96 h tetanus y-dim
Mean ± SD	23±18	23±15	11±13	12±13	4±3	3±2	2±3	2±2
Range	4-62	5-53	0-30	0-30	0-10	0-7	0-8	0-7
# Positive Responders	9/9	9/9	6/9	6/9	9/10	9/10	8/10	8/10

RESULTS: SKIN INDURATIONS (MM) TO CANDIDA ALBICANS

	INTRADERMAL				SONOPREP®
	48 h candida x-dim	48 h candida y-dim	96 h candida x-dim	96 h candida y-dim	48 h candida x-dim	48 h candida y-dim	96 h candida x-dim	96 h candida y-dim
Mean ± SD	16±15	14±11	7±7	7±7	6±2	6±2	2±1	2±1
Range	3-40	2-35	0-20	0-20	3-9	3-9	0-3	0-3
Proportion with induration	9/9	9/9	6/9	6/9	10/10	10/10	9/10	9/10

CONCLUSIONS

1.	Skin antigens applied on ultrasound-permeated skin were safe and non-reactogenic in all subjects treated.

2.	The number of subjects eliciting immune responses to tetanus toxoid and Candida for the SonoPrep group were similar to the intradermal injection group.

3.	The respective skin induration measurements following SonoPrep treatment, for both vaccines, were less than those for intradermal injection, indicating that further optimization of the delivery parameters for SonoPrep will be needed to elicit more potent responses.

The Eighth Annual Conference on Vaccine Research, Baltimore, MD

May 9-11, 2005